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                                   EXHIBIT 21
              ACTIVE SUBSIDIARIES OF NATIONAL EDUCATION CORPORATION

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                                                                           Country or State
NATIONAL EDUCATION CORPORATION                                                 DELAWARE
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
NETG Holding, Inc.                                                             Delaware
     Its Subsidiaries:
     National Education Training Group, Inc.                                   Nevada
          Its Subsidiary:
          James Martin Insight, Inc.                                           Illinois
     NETG Limited                                                              United Kingdom
     NETG Applied Learning GmbH                                                Germany
     NETG Direct, Inc.                                                         Delaware
     NETG Applied Learning GmbH (Austria)                                      Austria
     A.S.I. (UK) Limited                                                       United Kingdom
     Spectrum Interactive Incorporated                                         Delaware

ICS Learning Systems, Inc.                                                     Delaware
     Its Subsidiaries:
     California College for Health Sciences                                    California
     English Language Institute, Inc.                                          Delaware
     Eurodidakt Holding B.V.                                                   Netherlands
          Its Subsidiaries:
          Educatief B.V.                                                       Netherlands
          Eurodidakt B.V.                                                      Netherlands
          N.T.I. Nederlands Talen Instituut B.V.                               Netherlands
     ICS Acquisition Company                                                   Florida
     International Correspondence Schools Canadian, Limited                    Canada
     International Correspondence Schools, Inc.                                Pennsylvania
          Its Subsidiary:
          ICS Intangibles Holding Company                                      California
     Intertext Group Limited                                                   England
          Its Subsidiaries:
          The School of Accountancy Limited                                    Scotland
          International Correspondence Schools Limited                         England
          International Correspondence Schools (Overseas) Limited              England
          International Correspondence Schools (Australasia) Limited           Australia
               Its Subsidiary:
               International Correspondence Schools (New Zealand) Limited      New Zealand
     Kentucky School of Technology, Inc.                                       Delaware
     M-Mash, Inc.                                                              Colorado
     National Learning Systems, Inc.                                           Delaware
     NBD Incorporated                                                          Delaware

National Education Centers, Inc.                                               California
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
National Education Credit Corporation              California

National Education Enterprises, Inc.               California

National Education International Corp.             California

National Education Payroll Corp.                   California

Steck-Vaughn Publishing Corporation                Delaware
     Its Subsidiaries:
     Edunetics Corporation                         Delaware
     Edunetics Limited                             Israel
          Its Subsidiary:
          Edunetics International B.V.             Netherlands
     SV Distribution Company                       Delaware
     Steck-Vaughn Company                          Delaware
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